SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 23, 2013, Cubist Pharmaceuticals, Inc., or the company,  issued a press release reporting its results for the year and quarter ended December 31, 2012 and held a conference call to discuss those results. On the January 23 conference call, the company presented guidance for 2013 financial performance.  The company incorrectly presented 2013 “Other Income (expense)” guidance as approximately $27 million of expected income rather than approximately $27 million of expected expense.

This report on Form 8-K contains a forward-looking statement regarding 2013 other income (expense).  This guidance is subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include the risk that our future financial and operating results will differ materially from our currently projected results, and those additional factors discussed under the heading “Risk Factors” in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the third quarter of 2012.  We caution investors not to place considerable reliance on our financial guidance.  We undertake no obligation to update or revise any such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: January 24, 2013